UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. __)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Sec. 240.14a-12

The UBS Funds

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

UBS


OUTBOUND CALL FLOW
Hello, I am trying to reach < SH Full Name >. Am I speaking to them?
If yes, confirm SH identity
My name is < First Name, Last name > and I am calling on a recorded line regarding your current investment in < Specific Fund Name >.
< Use Alternate Scripting if appropriate >
We are just calling to quickly record your vote for next week's shareholder meeting. Would you like to vote along with the recommendations of the Board?
Who's Calling? (prior to confirming SH)
My name is < First name, Last name > and I'm calling on a recorded line regarding the upcoming shareholder meeting for the UBS Funds.
Is < SH Full Name > available?
If yes
If a third party needs more info
We are just following up on some materials that were mailed to them. Is < SH Full Name > available?
Note: Look for other shareholders / JT TEN
If no
Is there a better time to reach them?
If yes / If vote direction is given
If No / SH Declines to Vote
DUPES
If Households for same SH:
I see you have additional investments with UBS Funds.
Would you like to vote the same way on those investments?
What am I voting on?
< Use Appropriate Rebuttal followed by>
Would you like to vote along with the recommendations of the Board?
Vote direction is given
SH Declines to Vote after rebuttals
Thank you. I am recording a < For / Against / Abstain > vote on your UBS Funds investment(s) and will send a printed confirmation <for each> to < Registration Street address >.
For confirmation purposes, may I have your city, state and zip code?
< note: if SH declines, we can accept vote with correct zip or city >
< If appropriate >
We can be reached at 866-905-8160 and are available weekdays between 9am and 11pm EST and between noon and 6pm EST on Saturday.
Thank you for your time. Have a great < day / evening >.
For BEN CFS Shareholders Only:
Thank you. When you receive the confirmation, please feel free to call us at 1-866-962-7225 if you have any concerns about your telephone vote.
Thank you for your time and your vote. Have a great < day / evening >.
If yes
If Households for additional SHs:
Thank you. I see that < Other SH Name > also holds this investment. May I speak to them?
If no

PAGE 1

UBS PAGE 2 Rebuttals SH states …… Response Why are you calling during the Coronavirus pandemic? I understand your concerns about receiving a call for a shareholder meeting during this difficult and uncertain time. However, the shareholder meeting is still scheduled to be held on <meeting date> and the company needs your shares represented at the meeting. Your voice and your vote are important! <if appropriate> Would you like to vote along with the recommendations of the board? I’m not interested. I don’t want to vote. I don’t have enough shares. The UBS Funds wants you to know that your voice and your vote are important. They have asked us to contact you because every vote is important and helps bring the fund a step closer to holding the meeting. If not enough votes are received, the shareholder meeting may have to be adjourned. Would you like to vote along with the board’s recommendations? I haven’t received the materials. I’d like you to send the proxy materials to me again. If Edelivery – you should have received an email during the week of < mail date > with a link to the material which may have ended up in a spam folder. You may want to try checking there but, in the meantime, I’d be happy to review the proposals with you now as it will only take a brief moment of your time. Agent, Review the proposals then state: You can also review the proxy materials at <website for company>. I can also email you the materials, which is the fastest and most cost effective method of delivery. I haven’t had a chance to review the materials. I’d be happy to review the proposals with you now, it will only take a brief moment of your time. Read the proposals and finish with “Would you like to vote along with the recommendations of the board?” Why are you calling me? The UBS Funds has asked us to contact you because a voting instruction card was sent to register your vote for the shareholder meeting and it hasn’t been received back. The fund would like to hear from all shareholders on this matter and we are calling to offer you the convenience of voting over the phone. Would you like to vote along with the board’s recommendations? I don’t know how to vote. Management is recommending shareholders vote < Vote Recommended >. I’d be happy to go over the proposals and answer any questions you may have.

UBS PAGE 3 My spouse takes care of this. I understand. Are you authorizing your < husband / wife / spouse > to vote on your behalf? (If yes): Are they available to speak with me? (If spouse is unavailable): Your vote is very important to the UBS Funds. As your wife/husband is unavailable, I would be more than happy to assist you with voting by reviewing the proposal(s). This would only take a brief moment of your time. (If spouse is not authorized): Your vote is very important to the UBS Funds. As I am only able to take a vote from an authorized party, I would be more than happy to assist you with voting by reviewing the proposal(s). This would only take a brief moment of your time. My broker takes care of this. I understand that your broker may help you choose your investments, however certain proposal(s) for this proxy require a direct vote from the shareholder and cannot be voted by your broker. I can go over the proposal(s) quickly for you now if you wish. I don’t have time right now. I understand, however your vote is very important and voting now will only take a brief moment of your time. Management would like to hear from all shareholders on this matter and they have asked us to call to offer you the convenience of voting over the phone. Would you like to vote along with the board’s recommendations? I’ll vote later / I’ll vote via mail, online, etc. I understand. The fund has asked us to call to offer you the convenience of voting over the phone which makes the voting process much easier and faster. I would be happy to record your vote for you now and send you a printed confirmation that your vote has been recorded. Would you like to vote along with the board’s recommendations? I sold my shares / I no longer own those shares. I understand. However, you were a shareholder as of the record date and therefore you are the only person who can vote those shares. As a courtesy to the remaining shareholders, would you like to vote along with the board’s recommendations? I’ve never received a call like this before. This has become a standard in the industry and we’re just calling to offer you the convenience of voting by telephone. Would you like to vote along with the board’s recommendations? Is there strong opposition to the board’s recommendation? Unfortunately, I do not have that information. We are just calling because not enough votes have been received to hold the meeting so we are offering the convenience of voting over the phone. Would you like to vote along with the board’s recommendations?

UBS PAGE 4 How many votes do you still need? Unfortunately, I do not have that information. What I do know is that every vote is important at this point and that is why we are calling you and other shareholders to ask if you would like to vote along with the recommendations of your board? I don't accept these types of calls / Do Not Call Me / Add Me to Your DNC List. I understand how you feel about unwanted calls and will add you to our internal Do Not Call list. However, I did want to let you know that this call is regarding your current UBS Funds investment and we are simply calling to advise you of the shareholder meeting and are asking if you would like to register your vote. I already voted. NO votes recorded: Thank you for voting. Our records indicate that your vote has not yet been updated in our system. I can record your vote for you now and send you a printed confirmation that your vote has been recorded. How would you like me to record your vote? SOME BUT NOT ALL investments are voted: - Ask for the vote on the investments that are NOT voted using the call flow. - Disposition the investments that are not voted as appropriate to the call. - Do NOT disposition the investments that are already voted.